Exhibit 99.1

INTRICON REPORTS 2009 SECOND-QUARTER RESULTS
Revenue Grew 4.8 Percent Sequentially over First Quarter; Core Revenue up 8.2 Percent

ST. PAUL, Minn. — Aug. 13, 2009 — IntriCon Corporation (NASDAQ: IIN), a designer, developer, manufacturer and distributor of body-worn medical and electronics devices, today announced financial results for its 2009 second quarter ended June 30, 2009.

          For the second quarter, the company reported net sales of $14.0 million, versus net sales of $17.5 million for the 2008 second quarter. IntriCon’s 2009 second-quarter net loss was $598,000, or $0.11 per diluted share, compared with net income of $410,000, or $0.07 per diluted share, for the year-ago period. Sequentially, sales increased by 4.8 percent from the 2009 first quarter. This gain, when combined with additional cost reductions, reduced IntriCon’s sequential net loss by $400,000 from the 2009 first quarter.

          For the quarter, the company’s core body-worn device segment (hearing health, professional audio communications and medical) net loss was $423,000, or $0.08 per diluted share, versus net income of $448,000, or $0.08 per diluted share, for the fiscal 2008 second quarter. IntriCon recorded a non-core electronics segment net loss of $175,000, or $0.03 per diluted share, compared to a 2008 second-quarter non-core net loss of $38,000, or $0.01 per diluted share.

          “The overall selling environment remains challenging, consistent with conditions we’ve been experiencing over the past year,” said Mark S. Gorder, president and chief executive officer of IntriCon. “We’re starting to see sales gains in some areas, but again, customers are cautiously working through their inventories and delaying projects due to economic uncertainties and lower demand. While our hearing health and professional audio communications businesses declined year over year, sequentially they grew 13.6 percent and 8.4 percent, respectively, from the 2009 first quarter. In addition, our medical business grew more than 12.5 percent over prior year.

          “Business with our two largest medical OEM customers remained strong, driving the second-quarter gain in revenues for this area. Moreover, we’re very excited about our Datrix acquisition that was just announced. We believe this will open up a number of opportunities in the cardio diagnostic monitoring market—and ultimately help deliver future growth in our medical business as we work to develop a wireless cardiac monitoring device. We will unveil a working prototype of this device in November.”

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IntriCon Corporation 2009 Second-Quarter Results
August 13, 2009

          For the six-month period, IntriCon reported net sales of $27.3 million and a net loss of $1.6 million, or $0.30 per diluted share. This compares to 2008 net sales of $34.1 million and net income of $560,000, or $0.10 per diluted share. The six-month net loss from the company’s core business was $1.2 million, or $0.23 per share, with a non-core net loss of $357,000, or $0.07 per share. For the six months ended June 30, 2008, core business net income was $655,000, or $0.12 per share; the non-core business net loss was $95,000, or $0.02 per share.

          Said Gorder, “Given current conditions, we continue to conservatively manage our business by lowering expenses. To date, we have reduced our workforce, implemented temporary tiered wage decreases, suspended the company 401(k) match and eliminated all non-essential spending. We estimate that this will generate approximately $1.7 million in savings annually. We are focused on remaining cash flow positive, while prudently investing in our strategic research and development initiatives. Based on what we’re seeing, we expect customers to cautiously begin replenishing inventory levels and re-engaging projects during the remainder of 2009. This should drive modest sequential sales gains.”

          Gross margins in the 2009 second quarter were 20.4 percent, compared to 24.3 percent in the year-ago quarter. The decline was primarily due to lower sales levels. Sequentially, margins were up from 17.8 percent in the 2009 first quarter—driven by higher-margin medical sales. IntriCon continues to execute gross margin improvement initiatives, such as the implementation of lean Six-Sigma manufacturing principles in its manufacturing facilities. Current efforts have driven annual savings of approximately $160,000.

Business Update

          Net sales for the company’s non-core electronics business declined 41.0 percent from the year-earlier second quarter and 33.1 percent from the prior-year six months. In addition to reducing the cost structure of this business, IntriCon is exploring all strategic options.

          In hearing health, patients continue to delay hearing aid purchases, resulting in lower sales levels. IntriCon believes that this market will show moderate growth in the second half of 2009. In professional audio communications, customers continue to work through existing inventories. The company believes this business will experience sequential growth over the first half of the year as key customers begin to replenish their inventory levels. The company believes that prospects in both professional audio communications and hearing health remain solid longer term, despite being sluggish in the short term given current economic conditions.

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IntriCon Corporation 2009 Second-Quarter Results
August 13, 2009

Milestones

          As just announced, IntriCon entered into an agreement to acquire Datrix, an Escondido, Calif.,-based supplier of cardiac diagnostic monitoring (CDM) devices, sold to leading medical OEMs.

          Said Gorder, “Datrix gains us entry into what we believe to be an $80 million CDM market. We believe it also creates a platform to expand into other physiological monitoring markets, and by adding wireless outpatient telemetry capability, gives us access into the emerging biotelemetry space.”

          IntriCon plans to leverage Datrix’s cardiac monitoring capabilities and incorporate its own ultra-low-power wireless technology to develop and launch a new wireless cardiac monitoring device that will allow more patient comfort and be able to identify asymptomatic cardiac events including atrial fibrillation, Brady arrhythmia, tachy arrhythmia and cardiac pause.

          IntriCon intends to unveil a prototype of its new CDM device, called the Mobile Patient ECG Telemetry System, or MPETS, at the 2009 American Heart Association Scientific Sessions, Nov. 15-17, in Orlando, Fla. The MPETS is the next generation in wireless outpatient monitoring using a proven automatic arrhythmia detection algorithm.

          Additionally, the company recently announced a new credit facility with Minneapolis-based, The PrivateBank and Trust Company. The $11.5 million facility offers IntriCon the financial ability to expand and pursue new opportunities at favorable terms.

          Said Gorder, “The future is clear—the medical device marketplace is moving toward wireless body-worn devices that offer critical physiological diagnostic monitoring capabilities. We intend to support medical OEMs in the marketplace with new devices, and continue to prudently invest in new initiatives that we believe will fuel long-term growth.”

          In the bio-telemetry arena, IntriCon remains active with strategic partner Advanced Medical Electronics (AME). The company continues to work to develop devices that wirelessly transmit critical diagnostic and therapeutic information. In collaboration with AME, IntriCon has received approvals for grant funding for eight development programs and is in the process of applying for several more.

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IntriCon Corporation 2009 Second-Quarter Results
August 13, 2009

          Concluded Gorder, “IntriCon is taking definitive steps to further our position as the body-worn device company. We’re committed to R&D to drive new product development, we’re partnering with leaders in the body-worn device space, and we’re acquiring the key technologies we need to succeed. And we continue to pursue our ambition of connecting people and devices in the medical, hearing health and professional audio communications markets.”

Conference Call Today

As previously announced, the company will hold an investment community conference call today, Thursday, August 13, 2009, beginning at 4:00 p.m. CDT. Mark Gorder, president and chief executive officer, and Scott Longval, chief financial officer, will review second quarter performance and discuss the company’s growth strategies. To join the conference call, dial #: 1-877-941-8610 (international 1-480-629-9819). A replay of the conference call will be available one hour after the call ends through 11:59 p.m. CT on Thursday, August 20, 2009. To access the replay, dial 1-800-406-7325 (international 1-303-590-3030) and enter passcode: 4129895#.

About IntriCon Corporation

Headquartered in Arden Hills, Minn., IntriCon Corporation designs, develops and manufactures miniature and micro-miniature body-worn medical and electronics products. The company is focused on three key markets: medical, hearing health, and professional audio and communications. IntriCon has facilities in the United States, Asia and Europe. The company’s common stock trades under the symbol “IIN” on the NASDAQ Stock Market. For more information about IntriCon, visit www.intricon.com.

Contacts
At IntriCon:	At Padilla Speer Beardsley:
Scott Longval, CFO	Matt Sullivan/Marian Briggs
651-604-9526	612-455-1700
slongval@intricon.com	msullivan@psbpr.com / mbriggs@psbpr.com

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IntriCon Corporation 2009 Second-Quarter Results
August 13, 2009

Forward-Looking Statements

Statements made in this release and in IntriCon’s other public filings and releases that are not historical facts or that include forward-looking terminology such as “may”, “will”, “believe”, “expect”, “should”, “optimistic” or “continue” or the negative thereof or other variations thereon are “forward-looking statements” within the meaning of the Securities Exchange Act of 1934, as amended. These forward-looking statements include, without limitation, statements concerning prospects in the miniature body-worn device arena, new products, strategic alliances, future growth and expansion, market fundamentals, future financial condition and performance, prospects and the positioning of IntriCon to compete in chosen markets and the Company’s planned investments in research and development. These forward-looking statements may be affected by known and unknown risks, uncertainties and other factors that are beyond IntriCon’s control, and may cause IntriCon’s actual results, performance or achievements to differ materially from the results, performance and achievements expressed or implied in the forward-looking statements. These risks, uncertainties and factors include, without limitation, risks related to the current economic crisis, the risk that IntriCon may not be able to achieve its long-term strategy, weakening demand for products of the company due to general economic conditions, risks related to the company’s strategic alliances and joint venture, possible non-performance of developing the MPETS product and other technological products, the volume and timing of orders received by the company, changes in the mix of products sold, competitive pricing pressures, the cost and availability of electronic components and commodities for the company’s products, ability to create and market products in a timely manner, competition by competitors with more resources than the company, foreign currency risks arising from the company’s foreign operations, ability to satisfy and maintain compliance with the covenants under the company’s loan facility, the costs and risks associated with research and development investments and other risks detailed from time to time in the company’s filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the year ended December 31, 2008. The company disclaims any intent or obligation to publicly update or revise any forward-looking statements, regardless of whether new information becomes available, future developments occur or otherwise.

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IntriCon Corporation 2009 Second-Quarter Results
August 13, 2009

IntriCon Corporation
Consolidated Condensed Statements of Operations
(Unaudited)

	Three Months Ended
	June 30, 2009	June 30, 2008

Sales, net	$13,976,058	$17,525,127

Costs of sales	11,126,105	13,270,711

Gross profit	2,849,953	4,254,416

Operating expenses:
Selling expense	850,530	985,035
General and administrative expense (a)	1,589,064	1,734,956
Research and development expense	786,646	867,459
Total operating expenses	3,226,240	3,587,450

Operating (loss) income	(376,287)	666,966

Interest expense	(121,258)	(186,081)
Interest income	911	1,287
Equity in (loss) of partnerships	(114,089)	(590)
Other income (expense), net	24,819	(42,839)

(Loss) income before income taxes	(585,904)	438,743
Income tax expense	11,999	28,785

Net (loss) income	$(597,903)	$409,958

Earnings (loss) per share:
Basic	$(0.11)	$0.08
Diluted	$(0.11)	$0.07

Average shares outstanding:
Basic	5,353,600	5,309,904
Diluted	5,353,600	5,574,222

     (a) General and administrative expense includes $134,284 and $139,770 of non-cash stock option expense related to FAS 123(R) for the three-month period ended June 30, 2009 and 2008, respectively.

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IntriCon Corporation 2009 Second-Quarter Results
August 13, 2009

IntriCon Corporation
Consolidated Condensed Statements of Operations
(Unaudited)

	Six Months Ended
	June 30, 2009	June 30, 2008

Sales, net	$27,306,418	$34,116,507

Costs of sales	22,080,174	26,017,400

Gross profit	5,226,244	8,099,107

Operating expenses:
Selling expense	1,630,120	1,981,261
General and administrative expense (a)	3,170,287	3,387,335
Research and development expense	1,667,176	1,655,232
Total operating expenses	6,467,583	7,023,828

Operating (loss) income	(1,241,339)	1,075,279

Interest expense	(249,376)	(381,706)
Interest income	4,051	8,547
Equity in (loss) earnings of partnerships	(201,037)	21,566
Other income (expense), net	78,434	(48,297)

(Loss) income before income taxes	(1,609,267)	675,389
Income tax (benefit) expense	(22,074)	115,615

Net (loss) income	$(1,587,193)	$559,774

Earnings (loss) per share:
Basic	$(0.30)	$0.11
Diluted	$(0.30)	$0.10
Average shares outstanding:
Basic	5,348,375	5,306,559
Diluted	5,348,375	5,583,736

     (a) General and administrative expense includes $271,738 and $268,121 of non-cash stock option expense related to FAS 123(R) for the six-month period ended June 30, 2009 and 2008, respectively.

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IntriCon Corporation 2009 Second-Quarter Results
August 13, 2009

IntriCon Corporation
Consolidated Condensed Balance Sheets

Assets	June 30, 2009	December 31, 2008
	(unaudited)
Current assets:

Cash	$172,698	$249,396

Restricted cash	395,676	385,916

Accounts receivable, less allowance for doubtful accounts of $238,000 at June 30, 2009 and $389,000 at December 31, 2008	9,172,010	9,524,743

Inventories	9,166,613	8,852,028

Refundable income taxes	56,780	27,645

Note receivable from sale of discontinued operations	—	225,000

Other current assets	899,216	758,193

Total current assets	19,862,993	20,022,921

Machinery and equipment	38,425,294	38,016,681
Less: accumulated depreciation	31,048,593	30,103,771
Net property, plant and equipment	7,376,701	7,912,910

Goodwill	8,266,438	8,266,438

Investment in partnerships	1,185,737	1,386,774

Other assets, net	1,403,048	1,872,774

Total Assets	$38,094,917	$39,461,817

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IntriCon Corporation 2009 Second-Quarter Results
August 13, 2009

IntriCon Corporation
Consolidated Condensed Balance Sheets

Liabilities and Shareholders’ Equity	June 30, 2009	December 31, 2008
	(unaudited)
Current liabilities:
Checks written in excess of cash	$447,405	$95,082
Current maturities of long-term debt	1,624,247	1,503,762
Accounts payable	3,545,034	3,149,671
Income taxes payable	28,996	39,997
Deferred gain	120,478	120,478
Short term partnership payable	260,000	260,000
Other accrued liabilities	3,946,106	4,251,707

Total current liabilities	9,972,266	9,420,697

Long-term debt, less current maturities	6,024,459	6,187,923
Other post-retirement benefit obligations	689,396	760,608
Long-term Dynamic Hearing license agreement payable	175,000	525,000
Long-term partnership payable	760,000	760,000
Deferred income taxes	129,273	155,273
Accrued pension liability	560,066	578,388
Deferred gain	701,217	761,456

Total liabilities	19,011,677	19,149,345

Shareholders’ equity:

Common shares, $1 par; 20,000,000 shares authorized; 5,877,836 and 5,858,006 shares issued; 5,362,082 and 5,342,252 outstanding at June 30, 2009 and December 31, 2008, respectively	5,877,836	5,858,006

Additional paid-in capital	14,432,456	14,121,772
Retained earnings	328,141	1,915,334
Accumulated other comprehensive loss	(290,115)	(317,562)
Less: 515,754 common shares held in treasury, at cost	(1,265,078)	(1,265,078)

Total shareholders’ equity	19,083,240	20,312,472

Total Liabilities and Shareholders’ Equity	$38,094,917	$39,461,817

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